Exhibit 21.1

Subsidiaries of the Registrant

Name of Subsidiary	Jurisdiction of Organization
Silgan Corporation	Delaware

Silgan Containers LLC	Delaware

Silgan Containers Manufacturing Corporation	Delaware

Silgan LLC	Delaware

Silgan Can Holding Company	Delaware

Silgan Can Company	Delaware

Silgan White Cap LLC	Delaware

Silgan White Cap Corporation	Delaware

Silgan White Cap Americas LLC	Delaware

Silgan Equipment Company	Delaware

Silgan Closures International Holding Company	Delaware

IPEC Global, Inc.	Delaware

IPEC Property Management Corp.	Pennsylvania

International Plastics and Equipment Corp.	Pennsylvania

IPEC Service Corp.	Pennsylvania

IPEC Export Corporation	Delaware

Silgan Plastics LLC	Delaware

Silgan Plastics Corporation	Delaware

Silgan Tubes Holding Company	Delaware

828745 Ontario Inc.	Ontario, Canada

827599 Ontario Inc.	Ontario, Canada

Silgan Plastics Canada Inc.	Ontario, Canada

Thatcher Mexico, S. de R.L. de C.V.	Mexico

Name of Subsidiary	Jurisdiction of Organization
Thatcher Investments, S. de R.L. de C.V.	Mexico

SH International Partnership C.V.	Netherlands

Silgan International Holdings B.V.	Netherlands

Silgan Europe Holdings B.V.	Netherlands

Silgan White Cap Deutschland GmbH	Germany

Silgan White Cap Nordiska AB	Sweden

Silgan White Cap Italia S.r.l.	Italy

SWC Holdings Poland Sp. z o.o.	Poland

Silgan White Cap Polska Sp. z o.o.	Poland

Silgan White Cap GmbH	Austria

Silgan White Cap France S.A.S.	France

Silgan White Cap Holdings Spain, S.L.	Spain

Silgan White Cap Espana S.L.	Spain

Silgan White Cap UK Limited	United Kingdom

Silgan White Cap Hungary Packaging Limited Liability Company	Hungary

Silgan White Cap Belgium NV	Belgium

Silgan White Cap Holdings Cyprus Limited	Cyprus

Silgan White Cap Ukraine LLC	Ukraine

Silgan White Cap Ambalaj Sanayi ve Ticaret A.S.	Turkey

Silgan White Cap Investments, Inc.	Philippines

Silgan White Cap South East Asia, Inc.	Philippines

Silgan White Cap Properties, Inc.	Philippines

SWC Holdings (Mauritius) Ltd.	Mauritius

Silgan White Cap (Shanghai) Co., Ltd.	China

Silgan White Cap Venezuela, S.A.	Venezuela

Name of Subsidiary	Jurisdiction of Organization
SWC Holdings Brasil Participacoes Ltda.	Brazil

Silgan White Cap do Brasil Ltda.	Brazil

Silgan White Cap Rus o.o.o.	Russia

Silgan Holdings Partnership C.V.	Netherlands

Silgan Holdings B.V.	Netherlands

Silgan Holdings Austria GmbH	Austria

Vogel & Noot Verpackungstechnik GmbH	Austria

Silgan Metal Packaging Grodno i.o.o.o.	Belarus

Vogel & Noot Verpackungen Deutschland GmbH	Germany

Vogel & Noot Meissner Metallverpackungen GmbH	Germany

Vogel & Noot OMEGA Vermögensverwaltungs GmbH	Germany

VN RÜMA Industrieverpackung Produktions GmbH	Germany

RÜMA Industrieverpackung	Germany

ELSA – Vogel & Noot Tin Can Manufacturing Co. A.E.	Greece

ATLAS Can – Vogel & Noot Metal Packaging Company A.E.	Greece

ELSA – VOGEL & NOOT Tin Can Manufacturing A.E.	Jordan

VOGEL & NOOT Packaging d.o.o.	Macedonia

ASKO Vogel & Noot Sp. z o.o.	Poland

Vogel & Noot Packaging Polska S.A.	Poland

Saturnus Vogel & Noot d.o.o.	Serbia

OBAL Vogel & Noot a.s.	Slovakia

SATURNUS Vogel & Noot d.d.	Slovenia

VONORUS LLC	Russia

Vogel & Noot Upakovka LLC	Russia

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